Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Quinko-Tek International, Inc. of our report dated June 14, 2012 relating to the financial statements of Quinko-Tek International, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DNTW CHARTERED ACCOUNTANTS, LLP

Markham, Ontario, Canada

September 11, 2012